TERMINATION AGREEMENT

     This agreement ("Agreement") is entered into this 12 day of September, 1996, by and between Comprehensive Environmental Systems, Inc. (the "Company") and James W. Nearen, Jr. ("Nearen"). These persons or entities may be referred to herein as the party or parties.


                                    RECITALS

     The parties enter into this agreement with respect to the following:

     A. The Company entered into a retainer agreement ("Retainer Agreement") with Nearen on March 25, 1996 employing him as special securities counsel. In January 1996, Nearen became a director of the Company.

     B. The Company and Nearen desire to terminate the Retainer Agreement in accordance with the provisions of this Agreement.

     C. The Company desires that, in connection with the termination of the Retainer Agreement, Nearen resign as a director of the Company.

                                  CONSIDERATION

     In consideration of the payment of ten dollars ($10.00) in hand paid, other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and the performance of the covenants and conditions contained herein, the parties agree as follows:

     1. Recitals. The recitals stated above are incorporated herein as terms of this Agreement.

     2. Termination of Retainer Agreement. The Retainer Agreement entered into on March 25, 1996 between the Company and Nearen is terminated.

     3. Resignation. Nearen shall resign as a director of the Company, effective on September 12, 1996 at the close of business. This resignation is being tendered in accordance with this Agreement and not as the result of any disagreement or dispute with the Company pertaining to the Retainer Agreement, any policies or procedures adopted or followed by the Company.

     4. Payment of Stock to Nearen. The Company shall, simultaneously with the execution and delivery of this Agreement, deliver to Nearen 75,000 shares of its $.0001 par value common stock which shares shall be registered. These shares will be promptly registered on a Form S-8 or other appropriate form and/or on a statement previously filed by the Company as determined to be appropriate or necessary by an officer of the Company.

     5. Guarantee of Value. It is the intent of the parties that Nearen receive sufficient shares that, when sold in accordance with this Agreement, will generate a cash value of at least $37,500. As a result, the Company desires to secure Nearen against the effects of price risk and dilution caused by, among other things, mergers, acquisitions, stock splits, distributions, recapitalizations or otherwise occurring after the date hereof. Thus, in the event Nearen is unable to realize a cash amount equal to or exceeding $37,500 from the sale of these securities, the Company will issue additional shares registered on an appropriate form in an amount sufficient to allow Nearen to realize the stated cash value.

     6.  Agreement to Limit  Resale.  Nearen  agrees that for a period of twelve
(12) months he shall not sell or cause to be sold in any monthly period any of the securities issued in consideration of this Agreement in excess of a value of $3125.00 per month. Notwithstanding this term, nothing herein shall be deemed to require Nearen to make any sales of any amount of the securities issued in consideration hereof.




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     7.  Mutual  Releases.   The  Company  knowingly  and  voluntarily  remises,
releases,   acquits,  satisfies,  and  forever  discharges  Nearen,  and  Nearen similarly remises, releases, acquits, satisfies, and forever discharges the Company, of and from all, and all manner of action and actions, cause of action,
suits,  debts,  dues,  sums  of  money,  accounts,   reckonings,  bonds,  bills,
covenants, contracts,  controversies,  agreements (other than the performance of
this  Agreement),   promises,   variances,   trespasses,   damages,   judgments,
executions, claims and demands whatsoever, in law or in equity, which the parties, their employees, officers, directors, and shareholders and their heirs, successors, personal representatives and assigns ever had, now have or may have in the future relating to Nearen's employment, serving as a director, acquiring or being a stockholder and/or termination of the Retainer Agreement and/or his services as a director or stockholder of or with the Company, in each case with respect to acts or omissions occurring at any time prior to and including the date of this Agreement whether know or unknown. The claims released by the parties include, but are not limited to, any and all common law claims,
including  claims  for  fraud  in  the  inducement,  fraud,   misrepresentation,
concealment, rescission, restitution, recoupment, express or implied contract claims, claims for breach of implied covenant of good faith and fair dealing, claims for any violation of any securities, tax laws and public policy of the State of New York or of the United States of America or any other jurisdiction, and all claims arising under any federal, state, or local law, it being understood and agreed that this Agreement and general release is the compromise of potential claims and is not to be construed as an admission of liability on the part of either party, any and all such liability being expressly denied. The parties hereby covenant and agree with each other not to file any lawsuit, notify any regulatory, self regulatory organization or NASDAQ, or initiate any legal or administrative action against each other or their directors, officers or shareholders, to assert any such claims. Excluded from the scope of this section is any claim involving criminal wrongdoing by Nearen resulting in a conviction not subject to further appeal.

     8. Indemnification. The Company shall indemnify Nearen for all his acts taken in the performance of his duties to or for the benefit of the Company and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company or its subsidiaries, and with respect to any claim of criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, to the full extent permitted by the laws of Delaware (in addition to any provisions relating to any further indemnification under any article of incorporation, by-law, agreement (including this Agreement), or separate vote of stockholders or directors of the Company), and in the event of the necessity thereunder of the making of a determination of whether the applicable standard of conduct was met for indemnity, such determination shall be made by the stockholders. The Company shall advance such expenses (including reasonable attorney's fees and disbursements for counsel reasonably acceptable to Nearen and the Company) in accordance with this Section upon receipt by the Company of a written undertaking to the Company in accordance with Delaware law by or on behalf of Nearen to repay to the Company such amounts if it is ultimately determined that he is not entitled to such indemnification. Nearen agrees to cooperate with the Company, at the Company's expense and to the extent reasonably requested by the Company, in connection with any claim asserted by or against the Company based on acts or omissions occurring while Nearen was associated with the Company. Fischbein Badillo Wagner Harding shall be deemed reasonably acceptable counsel to Nearen and the Company provided such firm is not disqualified by a conflict.

     9. Enforcement. This Agreement may be enforced either at law or equity and in the event of litigation, the prevailing party shall be entitled to its or their attorney fees actually paid or incurred in the prosecution or defense of this action.

     10. No Waiver. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.



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

     11. Notices. Any notice or communication required or permitted hereunder shall be deemed given when delivered personally or when deposited in the United States mails, by certified mail, return receipt requested, postage prepaid:

                  If to the Company at:

                  Michael O'Reilly, CEO
                  Comprehensive Environmental Systems, Inc.
                  72-B Cabot Street
                  West Babylon, NY 11704

                  If to Nearen, to him at:

                  James W. Nearen, Jr.
                  2321 NE 48th Court
                  Lighthouse Point, FL 33064

or to such other address of which either party or Escrow Agent may notify the other parties by notice similarly given.

     12. Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of Nearen, his heirs, estate or personal representatives. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     13. Entire Agreement: Amendment. This instrument contains the entire agreement between the parties with respect to the subject matter addressed herein and all prior discussions, understandings, negotiations and agreements are merged herein. This Agreement may not be changed orally (and no claim of an oral modification shall be accepted as evidence of such change) but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     14. Corporate Approval. By his or their signature(s) on this Agreement, the undersigned officer(s) of the Company represent and warrant as follows: (i) that they have obtained all necessary and appropriate approvals from the Company's board of directors; (ii) that the Company is and shall remain to be legally bound pursuant to the terms of this Agreement; and (iii) the Company through its officer(s) signature(s) hereunder shall be deemed to have waived any claim of defect for failure to comply with corporate policies and procedures pertaining to the execution of agreements creating obligations of the Company. Any such dispute shall not affect the enforceability hereof and shall be deemed to be a dispute between the Company and its undersigned representative.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.




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

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument. effective as of the day and year first above written.

                                       Comprehensive Environmental Systems, Inc.


                                       By:   /s/ Micheal O'Reilly
                                             Michael O'Reilly, CEO


                                       By:   /s/ James W. Nearen, Jr.
                                             James W. Nearen, Jr.



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